Exhibit 99.1

   PROXY
                               FCB FINANCIAL CORP.
                            108 East Wisconsin Avenue
                            Neenah, Wisconsin  54956

           This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints Donald D. Parker and Phillip J. Schoofs, and each of them, as Proxies with the power of substitution (to act jointly or if only one acts then by that one) and hereby authorizes them to represent and to vote as designated on the reverse side all of the shares of Common Stock of FCB Financial Corp. held of record by the undersigned on March 10, 1997, at the Special Meeting of Shareholders to be held on April 24, 1997, or any adjournment or postponement thereof.

                           (Continued on reverse side)
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                              FOLD AND DETACH HERE

    This proxy when properly executed will be voted in the    Please     [X]
    manner directed herein by the undersigned shareholder.    mark your
    If no direction is made, this proxy will be voted "FOR"   vote as
    the approval and adoption of the Agreement and Plan of    indicated
    Merger and the transactions contemplated thereby.         in the
                                                              example


    1.   To approve and    2.   IN THEIR                   I plan to attend
         adopt the              DISCRETION, THE            the meeting.  [_]
         Agreement and          PROXIES ARE
         Plan of Merger         AUTHORIZED TO VOTE
         and the                UPON SUCH OTHER
         transactions           BUSINESS AS MAY
         contemplated           PROPERLY COME
         thereby.               BEFORE THE SPECIAL
                                MEETING.
     FOR  AGAINST ABSTAIN
     [_]   [_]    [_]

                           Please sign exactly as name appears hereon.
                           When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                           DATED:______________________, 1997.

                           _____________________________________
                           Signature

                           _____________________________________
                           Signature (if held jointly)

                           PLEASE SIGN, DATE AND RETURN THE PROXY CARD
                           PROMPTLY USING THE ENCLOSED ENVELOPE


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                              FOLD AND DETACH HERE



                               FCB Financial Corp.
                         Special Meeting of Shareholders
                            Thursday, April 24, 1997
                                2:00 p.m. - C.T.
                                     at the
                                   Valley Inn
                            123 East Wisconsin Avenue
                             Neenah, Wisconsin 54956